Exhibit 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)(1)

THIS JOINT FILING AGREEMENT is entered into as of June 9, 2015, by and among the parties hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the common shares, par value $0.01 of Scorpio Bulkers Inc. and any amendment thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: June 9, 2015	MONARCH DEBT RECOVERY MASTER FUND LTD

By: Monarch Alternative Capital LP, its Investment Manager

By: MDRA GP LP, its General Partner

By: Monarch GP LLC, its General Partner

	By:	/s/ Michael Weinstock
	Name:	Michael Weinstock
	Title:	Member

Dated: June 9, 2015	MONARCH ALTERNATIVE CAPITAL LP

By: MDRA GP LP, its General Partner

By: Monarch GP LLC, its General Partner

	By:	/s/ Michael Weinstock
	Name:	Michael Weinstock
	Title:	Member

Dated: June 9, 2015	MDRA GP LP

By: Monarch GP LLC, its General Partner

	By:	/s/ Michael Weinstock
	Name:	Michael Weinstock
	Title:	Member

Dated: June 9, 2015	MONARCH GP LLC

	By:	/s/ Michael Weinstock
	Name:	Michael Weinstock
	Title:	Member